EXHIBIT 32.1

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Astralis Ltd. (the "Company") certifies that:

(1) the Quarterly Report on Form 10-QSB of the Company for the three month period ended March 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: May 21, 2007          By: /s/ Dr. Jose A. O'Daly
                                 -----------------------------------------------
                                 Dr. Jose A. O'Daly
                                 Chairman of the Board, Chief Scientific Officer Interim Chief Executive Officer and
                                 Interim Chief Financial Officer

      This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.